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GRANITE STATE ENERGY, INC.
Balance Sheet
At June 30, 1999
(expressed in millions, rounded to hundred thousands of dollars)
 (Unaudited, subject to adjustment)

ASSETS
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
Current assets:
     Cash                         $ 0.1
     Customer accounts receivable and unbilled revenue, net                0.1
                                        -----
               Total assets                         $ 0.2
                                        =====


LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------

     Accounts payable                         $ 0.1
     Parent company's investment:
          Subordinated notes payable to parent                    0.4
          Accumulated deficit                         (0.3)
                                        -----
               Total parent company's investment                    0.1
                                        -----
               Total liabilities and parent company's investment
$ 0.2
                                        =====

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